Exhibit 10.2

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LICENSE AND SETTLEMENT AGREEMENT

THIS LICENSE AND SETTLEMENT AGREEMENT (this “Agreement”) dated as of August 4, 2011 (the “Effective Date”) is entered into between Medicis Pharmaceutical Corporation, a Delaware corporation with offices located at 7720 North Dobson Road, Scottsdale, Arizona 85256, U.S.A. (collectively with its Affiliates, “Medicis”), and Nycomed US Inc., a New York corporation with offices located at 60 Baylis Road, Melville, New York 11747 (collectively with its Affiliates, “Nycomed”). Medicis and Nycomed are each sometimes referred to herein individually as a “party” and are referred to collectively as the “parties.”

WHEREAS, Medicis has asserted various claims and causes of action against Nycomed in actions captioned Medicis Pharmaceutical Corporation v. Nycomed US Inc. and Nycomed GmbH, Civil Action No. 10-CV-4140 (S.D.N.Y.) (DLC), Medicis Pharmaceutical Corporation v. Nycomed US Inc. and Nycomed GmbH, Civil Action No. 11-CV-2630 (S.D.N.Y.) (DLC), and Medicis Pharmaceutical Corporation v. Nycomed US Inc., Civil Action No. 11-CV-4551 (S.D.N.Y.) (DLC) (the “Litigations”), which are pending in the United States District Court for the Southern District of New York (the “Court”).

WHEREAS, Medicis and Nycomed seek to resolve the Litigations without further litigation;

WHEREAS, Medicis is the owner of the Patent Rights (as defined below); and

WHEREAS, Nycomed desires to receive a license under the Patent Rights and Medicis desires to grant to Nycomed a license under the Patent Rights, all on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS.

1.1 “Affiliate” means, with respect to any entity, any other entity that directly or indirectly controls, is controlled by, or is under common control with, such entity. An entity shall be regarded as in control of another entity if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other entity by any means whatsoever.

1.2 “ANDA” means an Abbreviated New Drug Application and any supplements thereto.

1.3 “Authorized Generic” means ***.

1.4 “Confidential Information” means all non-public materials, information and data concerning the disclosing party and its operations that is disclosed by the disclosing party to the receiving party pursuant to this Agreement, orally or in written, electronic or tangible form, or otherwise obtained by the receiving party through observation or examination of the disclosing party’s operations. Confidential Information includes, but is not limited to, information about the disclosing party’s financial condition and projections; business, marketing or strategic plans; sales information, customer lists; price lists; databases; trade secrets; product prototypes and designs; techniques, formulae, algorithms and other non-public process information. Notwithstanding the foregoing, Confidential Information of a party shall not include that portion of such materials, information and data that, and only to the extent, the receiving party can establish by written documentation: (a) is known to the receiving party as evidenced by its written records before receipt thereof from the disclosing party, (b) is disclosed to the receiving party free of confidentiality obligations by a Third Party who has the right to make such disclosure without obligations of confidentiality, (c) is or becomes part of the public domain or otherwise publicly known through no fault of the receiving party, or (d) the receiving party can reasonably establish is independently developed by persons on behalf of receiving party without the use of the Confidential Information disclosed by the disclosing party.

1.5 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.6 “GAAP” means generally accepted accounting principles in effect in the United States from time to time, as consistently applied by the applicable party with regard to their own products and/or standards of the industry.

1.7 “Generic Equivalent” means ***.

1.8 “Generic Product” means ***.

1.9 “Grantback Patents” means (a) ***, (b) all divisions, continuations, continuations-in-part, that in whole or in part claim priority to, or common priority with, the patent applications described in clause (a) above or the patent applications that resulted in the patents described in clause (a) above, and (c) all patents that have issued or in the future issue from any of the foregoing patent applications, together with any reexamination certificates, reissues or restorations by existing or future extension or restoration mechanisms, or additions thereto.

1.10 “License Trigger” means, with respect to a Generic Equivalent to a Vanos Product, the earliest of the following dates:

(a)	December 15, 2013;

(b)	***; and

(c)	***.

1.11 “Net Sales” means ***.

1.12 “Orange Book” means the publication, Approved Drug Products with Therapeutic Equivalence Evaluations, in electronic or hard copy form, maintained by the FDA, including all supplements thereto.

1.13 “Patents-in-Suit” means ***.

1.14 “Patent Rights” means (a) the patents and patent applications listed on Exhibit A to this Agreement, (b) all divisions, continuations, continuations-in-part that in whole or in part claim priority to, or common priority with, the patent applications described in clause (a) above or the patent applications that resulted in the patents described in clause (a) above, (c) all patents that have issued or in the future issue from any of the foregoing patent applications, and (d) any additional patents owned or controlled by Medicis covering a Generic Product or the manufacture or use of a Generic Product, together with any reexamination certificates, reissues or restorations by existing or future extension or restoration mechanisms, or additions thereto.

1.15 ***.

1.16 “Product” means any product for which the making, using, selling or importation is covered by one or more claims of the Patent Rights.

1.17 “Profit” means ***.

1.18 “Territory” means the United States of America, its territories and possessions ***.

1.19 “Third Party” means any person or entity other than Medicis or Nycomed or their respective Affiliates.

1.20 “Transfer Price” means ***. Such ***, as of the Effective Date, are set forth on Exhibit E ***.

1.21 “Valid Claim” means ***.

1.22 “Vanos Products” means the Vanos products listed on Exhibit B, as such products are marketed and sold by Medicis in the Territory.

2.	LICENSES; RELEASES.

2.1 License Grant for Generic Product.

2.1.1 Effective only upon the occurrence of the License Trigger for a Generic Product, Medicis hereby grants to Nycomed a non-exclusive, non-transferable (except as permitted in Section 9.5) license (without the right to grant sublicenses except to have Generic Products made on behalf of Nycomed) under the Patent Rights (a) to make or have made such Generic Product in the Territory or outside the Territory solely for sale in the Territory, (b) to use, offer for sale and sell such Generic Product inside the Territory, and (c) to import such Generic Product into the Territory.

2.1.2 Until the occurrence of the applicable License Trigger, neither Nycomed nor its Affiliates shall, and neither shall directly or indirectly encourage or assist any Third Party to, develop, make, use and/or commercialize any Generic Products or Generic Equivalents in the Territory ***.

2.1.3 Except pursuant to the Distribution Agreement (defined in Section 3), nothing in this Agreement shall be construed as creating an obligation, express or implied, on Medicis to supply any Product to Nycomed and Nycomed shall be solely responsible for manufacturing, or having manufactured, its supply of Generic Product.

2.2 Grantback. Nycomed and its Affiliates hereby grant to Medicis a perpetual (subject to section 5.3), royalty-free, fully-paid up, non-transferable (except as provided in Section 9.5), non-exclusive license (with the right to grant sublicenses through multiple tiers) under the Grantback Patents to make, have made, use, offer for sale, sell and import Vanos Products or Generic Equivalents in the Territory.

2.3 Validity of Patent Rights.

2.3.1 Nycomed, on behalf of itself and its Affiliates, hereby acknowledges and agrees that the claims of the Patents-in-Suit are valid and enforceable in this and in any other or future cause of action, litigation or proceeding in the United States involving Generic Products or Generic Equivalents. The foregoing acknowledgement regarding validity and enforceability shall be binding upon Nycomed and its Affiliates and admissible against Nycomed and its Affiliates in any dispute or litigation between the parties regarding the Patents-in-Suit, and neither Nycomed nor its Affiliates will challenge any such acknowledgement.

2.3.2 Nycomed, on behalf of itself and its Affiliates, hereby also acknowledges and agrees that the making, using, offering to sell, selling, and/or importation into the Territory of a Generic Product is covered by one or more claims of the Patents-in-Suit under 35 U.S.C. § 271.

2.3.3 Nycomed shall not assist any Third Party in an action to, invalidate, amend or render unenforceable any of the Patent Rights, and Nycomed shall not disclose any of its proprietary or confidential information relating to the validity or enforceability of any of the Patent Rights, except to the extent required by court order or other applicable law.

2.3.4 Nycomed shall not receive any ownership rights in the Patent Rights under this Agreement, and Medicis shall retain the sole right, to prepare, prosecute, maintain and enforce the Patent Rights. Medicis shall not receive any ownership rights in the Grantback Patents under this Agreement, and Nycomed shall retain the sole right, to prepare, prosecute, maintain and enforce the Grantback Patents.

2.4 No Implied Licenses. Except as explicitly set forth in this Agreement, neither party grants to the other party under its patents or other intellectual property any license, express or implied. Nycomed shall not use Medicis’ name or any Medicis trademarks (including without limitation Vanos®) in connection with the marketing, promotion or sale of any products without the prior written consent of Medicis in each instance; provided, however, that Nycomed may use the Medicis tradename Vanos (but not any associated logo or artwork) for the sole purpose of identifying the Generic Product or Authorized Generic as being comparable to the applicable Vanos Product.

2.5 Releases. In consideration of the mutual covenants herein and in the Joint Dismissal Agreements attached hereto as Exhibit C and incorporated herein by reference, and without limiting any remedies a party may have against the other party for a breach of this Agreement, Nycomed hereby releases and agrees to release Medicis and its predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, and Medicis hereby releases and agrees to release Nycomed and its predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, in each case, from any and all claims, damages, liabilities, obligations, and causes of action arising out of the Litigations. Upon the Effective Date, Nycomed and Medicis shall cause to be completed, executed and filed with the Court a stipulated dismissal with prejudice of the Litigations, in the form of the Joint Dismissal Agreements attached hereto as Exhibit C, and to seek entry of such order by the Court.

2.6 ***.

2.7 ***.

3.	AUTHORIZED GENERIC DISTRIBUTION AGREEMENT.

3.1 Distribution Agreement. If, as of the License Trigger, Nycomed has not ***, then effective as of the License Trigger, Medicis hereby appoints Nycomed as its non-exclusive distributor of the Authorized Generic in the Territory and authorizes Nycomed to market and sell the Authorized Generic solely to ***, pursuant to a separate distribution and supply agreement (the “Distribution Agreement”) to be entered into between Nycomed and Medicis.

3.2 Terms. If Nycomed has not ***, then upon written notice by Nycomed at any time after the Effective Date the parties shall negotiate in good faith the terms of and enter into the Distribution Agreement, which will contain the following provisions:

•

Unless earlier terminated by either party for cause or by Nycomed for convenience, the term of any such appointment of Nycomed as the non-exclusive distributor of the Authorized Generic shall extend from the License Trigger and remain in effect until such time as Nycomed has ***, but in no event longer than *** after the License Trigger (such term, the “Supply Term”);

•

Medicis will supply (either itself or through its Third Party manufacturer) Nycomed *** in the Territory for the Authorized Generic in finished form; on such forecasting, invoicing, shipment, delivery, inspection and payment terms as are agreed upon by the parties and set forth in the Distribution Agreement;

•	Medicis will sell the Authorized Generic to Nycomed at the Transfer Price;

•	Nycomed shall retain *** of all Net Sales resulting from Nycomed’s sales of the Authorized Generic and shall pay the remaining *** of such Net Sales to Medicis, on a quarterly basis ***;

•	***;

•	Nycomed shall have no minimum purchase obligations with respect to the Authorized Generic;

•

Nycomed will have the right, at its expense and upon *** prior written notice, to audit Medicis’ books and records no more than once a year to confirm the Transfer Price and the rates paid by any Third Party with a distribution right in the Territory for a Generic Equivalent to the Vanos Product that is manufactured by or on behalf of Medicis;

•	***; and

•	such other terms as the parties may agree and as are commercially reasonable and usual and customary for agreements of such type.

3.3 ***.

4.	FINANCIAL CONSIDERATIONS.

4.1 Royalty.

4.1.1 Within *** following the end of each calendar quarter during the term of this Agreement after the License Trigger, Nycomed shall pay to Medicis a royalty equal to *** of all *** for Generic Product sold by Nycomed (or its designee) during such calendar quarter ***. Medicis’s right to receive a share of the *** of Generic Product under this Section 4.1.1 shall expire ***.

4.1.2 Within *** following the end of each calendar quarter during the term of this Agreement after the License Trigger, Nycomed shall provide to Medicis a written report stating the number and description of all Generic Products sold during the relevant calendar quarter; the gross sales associated therewith; the calculation of *** thereon, and the royalties that will be payable for such calendar quarter in accordance with Section 4.1.1.

4.2 Taxes. Nycomed shall be responsible for, and may withhold from payments made to Medicis under this Agreement, any taxes required to be withheld by Nycomed under applicable law. Accordingly, if any such taxes are levied on such payments due hereunder (“Withholding Taxes”), Nycomed shall (i) deduct the Withholding Taxes from the payment amount, (ii) pay all applicable Withholding Taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of tax payment to Medicis within *** following that tax payment.

4.3 Audit Rights. Not more than once per calendar year during the portion of the term of this Agreement during which Nycomed shall pay Medicis royalties, on no less than thirty (30) business days notice from Medicis, Nycomed shall make all such records, books of account, information and data concerning (a) its sales of Generic Products pursuant to this Agreement; and (b) its calculation of Net Sales, in each case available for inspection during normal business hours by an independent auditor selected by Medicis and reasonably acceptable to Nycomed for the purpose of an audit to determine the accuracy of the reports delivered and amounts paid by Nycomed pursuant to Section 4.1. Medicis shall be solely responsible for its costs in making any such audit, unless Medicis identifies a discrepancy in favor of Nycomed in the calculation of the royalty owing on *** in any calendar year from those properly payable for that calendar year of *** or greater, in which event Nycomed shall be solely responsible for the reasonable cost of such audit and pay Medicis any underpayment. ***.

5.	TERM AND TERMINATION.

5.1 Term. Subject to Section 5.2, this Agreement shall expire on the date when there are no Valid Claims in the Territory

5.2 Termination for Cause. Either party may terminate this Agreement upon or after the material breach of any material provision of this Agreement by the other party if the other party has not cured such breach within *** after receipt of express written notice thereof by the non-breaching party.

5.3 Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 2.2, 2.3, 2.4, 2.5, 4.3, 5.3, 6, 8 and 9 shall survive the expiration or termination of this Agreement, provided that Sections 2.2 and 2.3 shall not survive termination of this Agreement by Nycomed pursuant to Section 5.2. Section 7.3 shall survive the expiration of this Agreement. ***.

6.	CONFIDENTIALITY.

6.1 Confidentiality. For a period of *** following the expiration or earlier termination of this Agreement, except with respect to any Confidential Information constituting a trade secret in which case the receiving party’s obligation continues in perpetuity, provided such receiving party has been informed as to the status of such Confidential Information as a trade secret, each party shall maintain in confidence all Confidential Information disclosed by the other party, and shall not use, grant the use of or disclose to any Third Party the Confidential Information of the other party other than as expressly permitted hereby. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information.

6.2 Permitted Disclosures. Either party may disclose Confidential Information of the disclosing party (a) on a need-to-know basis, to such party’s directors, officers and employees to the extent such disclosure is reasonably necessary in connection with such party’s activities as expressly authorized by this Agreement, and (b) to those agents and consultants, and contract manufacturers who need to know such information to accomplish the purposes of this Agreement (collectively, “Permitted Recipients”); provided such Permitted Recipients are bound to maintain such Confidential Information in confidence at least to the same extent as set forth in Section 6.

6.3 Litigation and Governmental Disclosure. Each party may disclose Confidential Information of the other party to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, complying with a court order or applicable law, governmental regulations or investigation, provided that if a party is required by law or regulation to make any such disclosure of the other party’s Confidential Information it will give reasonable advance notice to the other party of such disclosure requirement and will use good faith efforts to assist such other party to secure a protective order or confidential treatment of such Confidential Information required to be disclosed.

6.4 Limitation of Disclosure. The parties agree that, except as otherwise may be required by applicable laws, regulations, rules or orders, including without limitation the rules and regulations promulgated by the United States Securities and Exchange Commission, the Department of Justice and the Federal Trade Commission, or any regulations of any national securities exchange, and except as may be authorized in Section 6.6, no information concerning this Agreement and the transactions contemplated herein shall be made public by either party without the prior written consent of the other.

6.5 FTC/DOJ Filings. Within ten (10) business days following the Effective Date, the parties shall comply with the requirements of Title XI, Subtitle B of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, Pub. L. No. 108-173 (the “Act”), by filing or causing to be filed all necessary documents with the U.S. Federal Trade Commission (“FTC”) and the Antitrust Division of the U.S. Department of Justice (“DOJ”). The parties shall use all commercially reasonable efforts to coordinate the foregoing filings and any responses thereto, to make such filings promptly and to respond promptly to any requests for additional information made by either of the agencies, to coordinate any necessary or desirable joint presentations, or to overcome any objections raised by either of the agencies. Each party reserves the right to communicate with the agencies regarding such filings as it believes appropriate. Each party shall keep the other informed of such communications (unless otherwise directed by either of the agencies) and shall not disclose any Confidential Information of the other party without that party’s consent, which shall not be unreasonably withheld.

6.6 Publicity. Except for the press release attached hereto as Exhibit D, neither party shall make any publicity releases, interviews or other non-confidential dissemination of information concerning this Agreement or its terms, or either party’s performance hereunder, to communication media, financial analysts or others without the prior written approval of the other party, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary in this Agreement, the parties understand and agree that either party, may, if so required, disclose some or all of the information included in this Agreement or other Confidential Information of the other party (a) in order to comply with its obligations under the law, including the United States Securities Act of 1933 and the United States Securities Exchange Act of 1934; (b) in order to comply with the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market or New York Stock Exchange or other similar laws of a governmental authority; (c) to respond to an inquiry of a governmental authority or regulatory authority as required by law; or (d) in a judicial, administrative or arbitration proceeding. In any such event the party making such disclosure shall (i) provide the other party with as much advance notice as reasonably practicable of the required disclosure, (ii) cooperate with the other party in any attempt to prevent or limit the disclosure, and (iii) limit any disclosure to the specific purpose at issue. In connection with any filing of a copy of this Agreement with the Securities and Exchange Commission, the filing party shall endeavor to obtain confidential treatment of economic and trade secret information, and shall keep the other party informed as the planned filing (including, but not limited to providing the other party with the proposed filing reasonably in advance of making the planned filing) and consider the requests of the other party regarding such confidential treatment.

7.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

7.1 Representations. Each party hereby represents and warrants to the other party that (a) the person executing this Agreement is authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such party are enforceable by their terms; (c) the execution, delivery and performance of this License and Settlement Agreement has been duly authorized by all necessary corporate or other organizational actions of the party and its Affiliates; and (d) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

7.2 Compliance with Law. Nycomed shall comply with all applicable laws and regulations with respect to obtaining regulatory approval for the sale of Generic Products and its manufacture, sale and commercialization of Generic Products. Medicis shall comply with all applicable laws and regulations with respect to the manufacture of the Authorized Generic and sale thereof to Nycomed.

7.3 ***.

7.4 ***.

7.5 Disclaimer of Warranties. Except for those warranties expressly set forth in this Agreement, neither party makes any warranty, written, oral, express or implied, with respect to this Agreement. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED BY BOTH PARTIES.

7.6 Limitation of Liability. WITH THE EXCEPTION OF DAMAGES RESULTING FROM A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT OR ITS OBLIGATIONS UNDER SECTION 8, OR A BREACH BY NYCOMED OF SECTIONS 2.1.2 OR 2.3, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR LOSS OF USE OR PROFITS OR OTHER COLLATERAL, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER SUCH CLAIMS ARE FOUNDED IN TORT OR CONTRACT OR OTHERWISE.

7.7 Equitable Relief. Nycomed acknowledges and agrees that its obligations and undertakings under this Agreement are reasonable and necessary to protect the legitimate interests of Medicis, that Medicis would not have entered into this Agreement in the absence of such provisions, and that Nycomed’s threatened breach or failure to comply with Sections 2.1.2 or 2.3 of this Agreement shall cause Medicis significant and irreparable harm, the amount of which shall be extremely difficult to estimate and ascertain, and for which money damages shall not be adequate. Nycomed and Medicis further acknowledge and agree that each shall have the right to apply to any court of competent jurisdiction for an injunction order restraining any breach or threatened breach of this Agreement and specifically enforcing the terms and provisions of this Agreement, without the necessity of posting any bond or security, in addition to seeking any other remedy available in law or equity.

8.	INDEMNIFICATION.

8.1 ***.

8.2 ***.

8.3 Obligations. A party which intends to claim indemnification under this Section 8 (the “Indemnified Party”) shall promptly notify the other party (the “Indemnifying Party”) in writing of any claim, demand, action, or other proceeding in respect of which the Indemnified Party intends to claim such indemnification; provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the Indemnifying Party of any of its obligations hereunder except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnified Party shall permit the Indemnifying Party, at its discretion, to settle any such action, claim or other matter. Notwithstanding the foregoing, the Indemnifying Party shall not enter into any settlement that would adversely affect the Indemnified Party’s rights hereunder, or impose any obligations on the Indemnified Party in addition to those set forth herein, in order for it to exercise such rights, without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld or delayed. No such action, claim or other matter shall be settled without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation and defense of any claim, demand, action, or other proceeding covered by the indemnification obligations of this Section 8. The Indemnified Party shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.

9.	GENERAL PROVISIONS.

9.1 Notices. All notices hereunder shall be delivered by facsimile (confirmed by overnight delivery), or by overnight delivery with a reputable overnight delivery service, to the following address of the respective parties:

If to Medicis:	Medicis Pharmaceutical Corporation
7720 North Dobson Road
Scottsdale, Arizona 85256
Attn: Chief Executive Officer
Facsimile: 480-291-5175

with a copy to:	Medicis Pharmaceutical Corporation
7720 North Dobson Road
Scottsdale, Arizona 85256
Attn: General Counsel
Facsimile: 480-291-8508

If to Nycomed:	Nycomed US Inc.
60 Baylis Road
Melville, NY 11747
Attention: Chief Executive Officer
Facsimile: 631-454-6389

With a copy to:	Nycomed US Inc.
60 Baylis Road
Melville, NY 11747-0103, United States
Attention: General Counsel
Facsimile: 631-420-1572

Notices shall be effective on the day of receipt. A party may change its address listed above by notice to the other party given in accordance with this Section 9.1.

9.2 Entire Agreement. The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both parties hereto. No course of dealing or usage of trade shall be used to modify the terms and conditions herein. This Agreement shall be binding on each of Nycomed and Medicis and their respective permitted successors and assigns.

9.3 Waiver. None of the provisions of this Agreement (including the Exhibits hereto) shall be considered waived by any party hereto unless such waiver is agreed to, in writing, by authorized agents of such party. The failure of a party to insist upon strict conformance to any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any rights of any party hereto.

9.4 Obligations to Third Parties. Each party warrants and represents that this Agreement does not conflict with any contractual obligations, expressed or implied, undertaken with any Third Party.

9.5 Assignment. Neither party shall assign this Agreement or any part hereof or any interest herein (whether by operation of law or otherwise) to any Third Party (or use any subcontractor) without the written approval of the other party; provided, however, that either party may assign this Agreement without such consent (i) to any Affiliate; and (ii) in the case of a merger, consolidation, change in control or sale of all or substantially all of the assets of the party relating to this Agreement and the resulting entity assumes all of the obligations under this Agreement. No assignment shall be valid unless the permitted assignee(s) assumes all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of its obligations hereunder. Any purported assignment in violation of this Section 9.5 shall be void.

9.6 Independent Contractor. Nycomed and Medicis are acting under this Agreement as independent contractors and neither shall be considered an agent of, or joint venturer with, the other. Unless otherwise provided herein to the contrary, each party shall furnish all expertise, labor, supervision, machining and equipment necessary for the performance of its obligations hereunder and shall obtain and maintain all building and other permits and licenses required by public authorities.

9.7 Governing Law. In any action brought regarding the validity, construction and enforcement of this Agreement, it shall be governed in all respects by the laws of the State of Delaware, without regard to the principles of conflicts of laws.

9.8 Severability. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

9.9 Headings, Interpretation. The headings used in this Agreement are for convenience only and are not part of this Agreement.

9.10 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of this page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly-authorized representatives effective as of the Effective Date.

NYCOMED US INC.		MEDICIS PHARMACEUTICAL CORPORATION

By:	/s/ Dave Klaum	By:	/s/ Richard D. Peterson

Name:	Dave Klaum	Name:	Richard D. Peterson

Title:	8/4/11	Title:	EVP, CFO & Treasurer

EXHIBIT A

Patent Rights

Patents	Pending Applications (all U.S.)
***	***

***

A-1

EXHIBIT B

Vanos Products

PRODUCT	NDC
Vanos (fluocinonide cream 0.1%) 30g	99207-0525-30
Vanos (fluocinonide cream 0.1%) 60g	99207-0525-60
Vanos (fluocinonide cream 0.1%) 120g	99207-0525-10

B-1

EXHIBIT C

Joint Dismissal Agreements

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

MEDICIS PHARMACEUTICAL	)
CORPORATION,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 10-4140 (DLC)
)
NYCOMED US INC. AND NYCOMED	)
GMBH,	)
)
Defendants.	)
)

STIPULATION AND ORDER OF DISMISSAL

WHEREAS Plaintiff Medicis Pharmaceutical Corporation (“Medicis”) brought this action asserting infringement of United States Patent Nos. 6,765,001; 7,220,424; and 7,217,422 (the “Medicis Patents”);

WHEREAS Nycomed US Inc. submitted to the U.S. Food and Drug Administration Abbreviated New Drug Application (“ANDA”) No. 200735 (the “Nycomed ANDA”) seeking approval to market and sell a generic fluocinonide cream USP, 0.1%, (the “Nycomed Product”);

WHEREAS Nycomed US Inc.(“Nycomed”) and Medicis are parties to litigation in this Court relating to the Nycomed ANDA and the Medicis Patents (“the Litigations”);

WHEREAS Nycomed GmbH was named as a defendant, but never served with the Complaint in this action and Medicis intends by this Stipulation and Order of Dismissal to dismiss all claims in the Litigations against Nycomed GmbH with prejudice;

WHEREAS Medicis and Nycomed have entered into a License and Settlement Agreement pursuant to which they have resolved the Litigations;

WHEREAS the Court has made no factual or legal findings with regard to the Medicis Patents or the Nycomed Product;

WHEREAS final settlement of the Litigations serves the public interest by saving judicial resources and avoiding the risks and uncertainties to Medicis and Nycomed associated with litigation;

WHEREAS final settlement of the Litigations will permit Medicis and Nycomed to save litigation costs, as well as adhere to the judicially recognized mandate that encourages the settlement of litigation whenever possible;

NOW, THEREFORE, Medicis and Nycomed stipulate that:

1. Except as reserved and provided for in the License and Settlement Agreement, Nycomed, on behalf of itself and its subsidiaries and affiliates, acknowledges and agrees that the Nycomed Product that is the subject of the Nycomed ANDA would, in the absence of the license granted by Medicis in the License and Settlement Agreement, infringe the Medicis Patents.

2. Except as reserved and provided for in the License and Settlement Agreements, Nycomed, on behalf of itself and its subsidiaries and affiliates, acknowledges and agrees that the Medicis Patents are valid and enforceable with respect to the Nycomed Product.

3. All claims and counterclaims in this action are dismissed with prejudice.

4. Except as set forth in the License and Settlement Agreement, each party shall bear its own costs, expenses and attorneys’ fees in connection with this action.

5. The parties waive any right of appeal from this Stipulation and Order.

6. This Court shall retain jurisdiction of this action and over Medicis and Nycomed for purposes of enforcement of the terms and obligations of this Stipulation and Order of Dismissal and the parties’ License and Settlement Agreement.

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

MEDICIS PHARMACEUTICAL	)
CORPORATION,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 11-4551 (DLC)
)
NYCOMED US INC.,	)
)
)
Defendant.	)
)

STIPULATION AND ORDER OF DISMISSAL

WHEREAS Plaintiff Medicis Pharmaceutical Corporation (“Medicis”) brought this action asserting infringement of United States Patent No. 7,794,738 (the “Medicis Patent”) in the United States District Court for the District of Delaware (the “Delaware Court”);

WHEREAS Nycomed US Inc. submitted to the U.S. Food and Drug Administration Abbreviated New Drug Application (“ANDA”) No. 200735 (the “Nycomed ANDA”) seeking approval to market and sell a generic fluocinonide cream USP, 0.1%, (the “Nycomed Product”);

WHEREAS the Delaware Court transferred this action to this Court on June 16, 2011;

WHEREAS Nycomed US Inc.(“Nycomed”) and Medicis are parties to litigation in this Court relating to the Nycomed ANDA and the Medicis Patent (“the Litigation”);

WHEREAS Medicis and Nycomed have entered into a License and Settlement Agreement pursuant to which they have resolved the Litigation;

WHEREAS the Court has made no factual or legal findings with regard to the Medicis Patents or the Nycomed Product;

WHEREAS final settlement of the Litigation serves the public interest by saving judicial resources and avoiding the risks and uncertainties to Medicis and Nycomed associated with litigation;

WHEREAS final settlement of the Litigation will permit Medicis and Nycomed to save litigation costs, as well as adhere to the judicially recognized mandate that encourages the settlement of litigation whenever possible;

NOW, THEREFORE, Medicis and Nycomed stipulate that:

1. Except as reserved and provided for in the License and Settlement Agreement, Nycomed, on behalf of itself and its subsidiaries and affiliates, acknowledges and agrees that the Nycomed Product that is the subject of the Nycomed ANDA would, in the absence of the license granted by Medicis in the License and Settlement Agreement, infringe the Medicis Patent.

2. Except as reserved and provided for in the License and Settlement Agreement, Nycomed, on behalf of itself and its subsidiaries and affiliates, acknowledges and agrees that the Medicis Patent is valid and enforceable with respect to the Nycomed Product.

3. All claims and counterclaims in this action are dismissed with prejudice.

4. Except as set forth in the License and Settlement Agreement, each party shall bear its own costs, expenses and attorneys’ fees in connection with this action.

5. The parties waive any right of appeal from this Stipulation and Order.

6. This Court shall retain jurisdiction of this action and over Medicis and Nycomed for purposes of enforcement of the terms and obligations of this Stipulation and Order of Dismissal and the parties’ License and Settlement Agreement.

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

MEDICIS PHARMACEUTICAL	)
CORPORATION,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 11-2630 (DLC)
)
NYCOMED US INC. AND NYCOMED	)
GMBH,	)
)
Defendants.	)
)

STIPULATION AND ORDER OF DISMISSAL

WHEREAS Plaintiff Medicis Pharmaceutical Corporation (“Medicis”) brought this action asserting infringement of United States Patent Nos. 6,765,001; 7,220,424; and 7,217,422 (the “Medicis Patents”) in the United States District Court for the District of Delaware (the “Delaware Court”);

WHEREAS Nycomed US Inc. submitted to the U.S. Food and Drug Administration Abbreviated New Drug Application (“ANDA”) No. 200735 (the “Nycomed ANDA”) seeking approval to market and sell a generic fluocinonide cream USP, 0.1%, (the “Nycomed Product”);

WHEREAS the Delaware Court transferred this action to this Court on April 15, 2011;

WHEREAS Nycomed US Inc. (“Nycomed”) and Medicis are parties to litigation in this Court relating to the Nycomed ANDA and the Medicis Patents (“the Litigations”);

WHEREAS Nycomed GmbH was named as a defendant, but never served with the Complaint in this action and Medicis intends by this Stipulation and Order of Dismissal to dismiss all claims in the Litigations against Nycomed GmbH with prejudice;

WHEREAS Medicis and Nycomed have entered into a License and Settlement Agreement pursuant to which they have resolved the Litigations;

WHEREAS the Court has made no factual or legal findings with regard to the Medicis Patents or the Nycomed Product;

WHEREAS final settlement of the Litigations serves the public interest by saving judicial resources and avoiding the risks and uncertainties to Medicis and Nycomed associated with litigation;

WHEREAS final settlement of the Litigations will permit Medicis and Nycomed to save litigation costs, as well as adhere to the judicially recognized mandate that encourages the settlement of litigation whenever possible;

NOW, THEREFORE, Medicis and Nycomed stipulate that:

1. Except as reserved and provided for in the License and Settlement Agreement, Nycomed, on behalf of itself and its subsidiaries and affiliates, acknowledges and agrees that the Nycomed Product that is the subject of the Nycomed ANDA would, in the absence of the license granted by Medicis in the License and Settlement Agreement, infringe the Medicis Patents.

2. Except as reserved and provided for in the License and Settlement Agreement, Nycomed, on behalf of itself and its subsidiaries and affiliates, acknowledges and agrees that the Medicis Patents are valid and enforceable with respect to the Nycomed Product.

3. All claims and counterclaims in this action are dismissed with prejudice.

4. Except as set forth in the License and Settlement Agreement, each party shall bear its own costs, expenses and attorneys’ fees in connection with this action.

5. The parties waive any right of appeal from this Stipulation and Order.

6. This Court shall retain jurisdiction of this action and over Medicis and Nycomed for purposes of enforcement of the terms and obligations of this Stipulation and Order of Dismissal and the parties’ License and Settlement Agreement.

EXHIBIT D

Press Release

Nycomed US Inc. announced today the settlement of all patent litigation with Medicis Pharmaceutical Corporation concerning fluocinonide cream, marketed by Medicis as Vanos®. Under the terms of the settlement, Nycomed US will be able to launch a generic version of Vanos® cream in December 2013, or earlier in certain circumstances.

EXHIBIT E

Vanos® ***

PRODUCT	***
Vanos (fluocinonide cream 0.1%) 30g	***/EACH
Vanos (fluocinonide cream 0.1%) 60g	***/EACH
Vanos (fluocinonide cream 0.1%) 120g	***/EACH

EXHIBIT F

***.